Exhibit 99.1

POTBELLY CORPORATION REPORTS RESULTS

FOR FOURTH FISCAL QUARTER AND FULL FISCAL YEAR 2017

Chicago, IL, February 23, 2018 – Potbelly Corporation (NASDAQ: PBPB) today reported financial results for the fourth quarter and full fiscal year ended December 31, 2017.

Key highlights for the fourteen weeks ended December 31, 2017 compared to the thirteen weeks ended December 25, 2016 include:

•	Total revenues increased 9.6% to $112.1 million from $102.4 million.
•	Company-operated comparable store sales decreased 2.4%, adjusting for the impact of the 14th week.
•	Fifteen new shops opened, including twelve company-operated shops and three franchised shops.
•

GAAP net loss attributable to Potbelly Corporation was $7.3 million, inclusive of a $5.0 million impairment charge and $5.7 million of discrete tax expense compared to net income of $2.0 million, inclusive of a $1.3 million impairment charge. GAAP diluted loss per share was $0.29 compared with GAAP diluted earnings per share of $0.08.

•	Adjusted net income[1] attributable to Potbelly Corporation decreased 42.8% to $2.2 million from adjusted net income of $3.8 million. Adjusted diluted EPS decreased 42.7% to $0.08 from $0.15.
•	EBITDA[1] decreased 54.1% to $3.9 million from $8.4 million. Adjusted EBITDA[1] decreased 7.1% to $11.1 million from $11.9 million.

Key highlights for the fifty-three weeks ended December 31, 2017 compared to the fifty-two weeks ended December 25, 2016 include:

•	Total revenues increased 5.2% to $428.1 million from $407.1 million.
•	Company-operated comparable store sales decreased 3.8%, adjusting for the impact of the 53rd week.
•	Fifty new shops opened, including thirty-four company-operated shops and sixteen franchised shops.
•

GAAP net loss attributable to Potbelly Corporation was $7.0 million, inclusive of a $10.8 million impairment charge and $5.7 million of discrete tax expense compared to net income of $8.2 million, inclusive of a $4.1 million impairment charge. GAAP diluted loss per share was $0.28 compared with $0.31 of GAAP diluted earnings per share.

•	Adjusted net income[1] attributable to Potbelly Corporation decreased 32.2% to $8.0 million from adjusted net income of $11.9 million. Adjusted diluted EPS decreased 31.2% to $0.31 from $0.45.
•	EBITDA[1] decreased 33.9% to $23.5 million from $35.5 million. Adjusted EBITDA[1] decreased 5.6% to $41.7 million from $44.1 million.

Alan Johnson, President and Chief Executive Officer of Potbelly Corporation commented, "It is a privilege to join the Potbelly team, and I am excited by the opportunity to return this great brand to sustained profitable growth. 2018 will be a transition year for Potbelly, as there is significant work ahead as we implement our turnaround plan. Our previously announced strategic review is ongoing and aligned with our top priority to drive positive traffic, and we are making meaningful progress towards identifying our key traffic building initiatives. There is a strong foundation in place at Potbelly, and I believe we will make the right investments and implement the appropriate strategic initiatives to realize our full potential and maximize shareholder value.”

2018 Outlook

For the full fiscal year of 2018, management currently expects:

•	22-26 total shop openings, including 10-12 company operated shop openings;
•	Flat company-operated comparable store sales growth;
•	An effective tax rate that is in a range of 24%-26%, excluding the impact of ASU 2016-09;
•	Adjusted diluted earnings per share to range from $0.37-$0.39, inclusive of a $0.06 favorable impact of the Tax Cuts and Jobs Act of 2017;

Projected adjusted diluted earnings per share set forth above are measures not recognized under GAAP. Please see “Non-GAAP Financial Measures” below.

Conference Call

A conference call and audio webcast has been scheduled for 8:00 a.m. Eastern Time today to discuss these results. Details of the conference call are as follows:

Date:	Friday, February 23, 2018
Time:	8:00 a.m. Eastern Time
Dial-In #:	877-407-0784 U.S. & Canada
201-689-8560 International
Confirmation code:	13675789

Alternatively, the conference call will be webcast at www.potbelly.com on the “Investor Relations” webpage. For those unable to participate, an audio replay will be available from 11:00 a.m. Eastern Time on Friday, February 23, 2018 through midnight Friday, March 2, 2018. To access the replay, please call 844-512-2921 (U.S. & Canada) or 412-317-6671 (International) and enter confirmation code 13675789. A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a fast-growing neighborhood sandwich concept offering toasty warm sandwiches, signature salads and other fresh menu items served by engaging people in an environment that reflects the Potbelly brand. Our Vision is for our customers to feel that we are their “Neighborhood Sandwich Shop” and to tell others about their great experience. Our Mission is to make people really happy and to improve every day. Our Passion is to be “The Best Place for Lunch.” The Company owns and operates over 400 shops in the United States and our franchisees operate over 50 shops domestically, in the Middle East, the United Kingdom, Canada and India. For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•

Revenues – represents net company-operated sandwich shop sales and our franchise operations. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of an initial franchise fee, a franchise development agreement fee and royalty income from the franchisee.

•	Company-operated comparable store sales – represents the change in year-over-year sales for the comparable company-operated store base open for 15 months or longer.
•	EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes.
•

Adjusted EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes, adjusted to eliminate the impact of other items, including certain non-cash as well as other items that we do not consider representative of our ongoing operating performance.

•

Adjusted net income – represents net income, excluding impairment, gain or loss on the disposal of property and equipment and store closure expense, as well as other items that we do not consider representative of our ongoing operating performance.

•

Shop-level profit – represents income from operations less franchise royalties and fees, general and administrative expenses, depreciation expense, pre-opening costs and impairment and loss on the disposal of property and equipment.

•	Shop-level profit margin – represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.
•

Adjusted diluted earnings per share – represents net income, excluding impairment, gain or loss on the disposal of property and equipment and store closure expense on a fully diluted per share basis as well as other items that we do not consider representative of our ongoing operating performance.

1 Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to EBITDA, adjusted EBITDA, adjusted net income, shop-level profit and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making. Beginning in the first quarter of 2017, the Company modified its definition of adjusted EBITDA to eliminate the adjustments of pre-opening and public company costs from its definition. The Company believes these refinements improve the usefulness and comparability of adjusted EBITDA. Prior period adjusted EBITDA financial measures have been restated to reflect this change within this press release.

Management uses adjusted EBITDA and adjusted net income to evaluate the Company’s performance and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Adjusted EBITDA and adjusted net income exclude the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

This press release includes certain non-GAAP forward-looking information (including, but not limited to under the heading “2018 Outlook”), namely adjusted net income and adjusted diluted earnings per share. The Company believes that a quantitative reconciliation of such forward-looking information to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of outcomes that determine future impairments and the tax benefit of any such future impairments. Neither of these measures, nor their probable significance, can be reliably quantified due to the inability to forecast future impairments.

Forward-Looking Statements

Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” and similar expressions are intended to identify forward-looking statements. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary

Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q, all of which are available on our website at www.potbelly.com.

# # #

Contact:	Investor Relations

Investors@Potbelly.com

312-428-2950

Potbelly Corporation

Consolidated Statements of Operations and Margin Analysis – Unaudited

(Amounts in thousands, except share and per share data)

	For the 14 Weeks Ended		For the 13 Weeks Ended		For the 53 Weeks Ended		For the 52 Weeks Ended
	December 31,		December 25,		December 31,		December 25,
	2017		2016		2017		2016
Revenues
Sandwich shop sales, net	$111,364	99.3%	$101,758	99.4%	$424,932	99.3%	$404,874	99.4%
Franchise royalties and fees	785	0.7	600	0.6	3,179	0.7	2,257	0.6
Total revenues	112,149	100.0	102,358	100.0	428,111	100.0	407,131	100.0

Expenses
Sandwich shop operating expenses
Cost of goods sold, excluding depreciation	29,723	26.5	27,802	27.2	113,426	26.5	111,026	27.3
Labor and related expenses	33,124	29.5	29,578	28.9	126,337	29.5	117,838	28.9
Occupancy expenses	15,770	14.1	13,402	13.1	58,562	13.7	52,444	12.9
Other operating expenses	12,860	11.5	11,168	10.9	49,209	11.5	43,738	10.7
General and administrative expenses	11,243	10.0	9,584	9.4	44,618	10.4	40,411	9.9
Depreciation expense	6,720	6.0	5,738	5.6	25,680	6.0	22,734	5.6
Pre-opening costs	486	0.4	1,055	1.0	1,441	0.3	1,786	0.4
Impairment and loss on disposal of property and equipment	4,999	4.5	1,261	1.2	10,761	2.5	4,141	1.0
Total expenses	114,925	102.5	99,588	97.3	430,034	100.4	394,118	96.8
Income (loss) from operations	(2,776)	(2.5)	2,770	2.7	(1,923)	(0.4)	13,013	3.2

Interest expense	23	*	32	*	124	*	134	*
Income (loss) before income taxes	(2,799)	(2.5)	2,738	2.7	(2,047)	(0.5)	12,879	3.2
Income tax expense	4,391	3.9	711	0.7	4,643	1.1	4,443	1.1
Net income (loss)	(7,190)	(6.4)	2,027	2.0	(6,690)	(1.6)	8,436	2.1
Net income attributable to non-controlling interests	71	*	71	0.1	266	*	224	*
Net income (loss) attributable to Potbelly Corporation	$(7,261)	(6.5)%	$1,956	1.9%	$(6,956)	(1.6)%	$8,212	2.0%

Net income (loss) per common share attributable to common shareholders:
Basic	$(0.29)		$0.08		$(0.28)		$0.32
Diluted	$(0.29)		$0.08		$(0.28)		$0.31
Weighted average common shares outstanding:
Basic	25,085,752		25,176,699		25,045,427		25,623,809
Diluted	25,085,752		25,901,080		25,045,427		26,231,367

*	Amount is less than 0.1%

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except share and per share data)

	For the 14 Weeks Ended	For the 13 Weeks Ended	For the 53 Weeks Ended	For the 52 Weeks Ended
	December 31,	December 25,	December 31,	December 25,
	2017	2016	2017	2016
Net income (loss) attributable to Potbelly Corporation, as reported	$(7,261)	$1,956	$(6,956)	$8,212
Impairment, loss on disposal of property and equipment, and closures(1)	5,267	1,368	11,659	4,265
CEO transition costs(2)	502	—	2,695	—
Legal settlement(3)	—	1,300	—	1,300
Discrete tax items(4)	5,666	—	5,666	—
Tax impact(5)	(2,017)	(854)	(5,024)	(1,920)
Adjusted net income attributable to Potbelly Corporation	$2,157	$3,770	$8,040	$11,857

Net income (loss) attributable to Potbelly Corporation per share, basic	$(0.29)	$0.08	$(0.28)	$0.32
Net income (loss) attributable to Potbelly Corporation per share, diluted	$(0.29)	$0.08	$(0.28)	$0.31

Adjusted net income attributable to Potbelly Corporation per share, basic	$0.09	$0.15	$0.32	$0.46
Adjusted net income attributable to Potbelly Corporation per share, diluted	$0.08	$0.15	$0.31	$0.45

Shares used in computing adjusted net income attributable to Potbelly Corporation:
Basic	25,085,752	25,176,699	25,045,427	25,623,809
Diluted	25,850,021	25,901,080	25,856,093	26,231,367

	For the 14 Weeks Ended	For the 13 Weeks Ended	For the 53 Weeks Ended	For the 52 Weeks Ended
	December 31,	December 25,	December 31,	December 25,
	2017	2016	2017	2016
Net income (loss) attributable to Potbelly Corporation, as reported	$(7,261)	$1,956	$(6,956)	$8,212
Depreciation expense	6,720	5,738	25,680	22,734
Interest expense	23	32	124	134
Income tax expense	4,391	711	4,643	4,443
EBITDA	$3,873	$8,437	$23,491	$35,523
Impairment, loss on disposal of property and equipment, and closures(1)	5,267	1,368	11,659	4,265
Stock-based compensation	1,413	791	3,848	3,057
CEO transition costs(2)	502	—	2,695	—
Legal settlement(3)	—	1,300	—	1,300
Adjusted EBITDA	$11,055	$11,896	$41,693	$44,145

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except selected operating data)

	For the 14 Weeks Ended	For the 13 Weeks Ended	For the 53 Weeks Ended	For the 52 Weeks Ended
	December 31,	December 25,	December 31,	December 25,
	2017	2016	2017	2016
Income (loss) from operations	$(2,776)	$2,770	$(1,923)	$13,013
Less: Franchise royalties and fees	785	600	3,179	2,257
General and administrative expenses	11,243	9,584	44,618	40,411
Depreciation expense	6,720	5,738	25,680	22,734
Pre-opening costs	486	1,055	1,441	1,786
Impairment and loss on disposal of property and equipment	4,999	1,261	10,761	4,141
Shop-level profit [Y]	$19,887	$19,808	$77,398	$79,828
Total revenues	$112,149	$102,358	$428,111	$407,131
Less: Franchise royalties and fees	785	600	3,179	2,257
Sandwich shop sales, net [X]	$111,364	$101,758	$424,932	$404,874
Shop-level profit margin [Y÷X]	17.9%	19.5%	18.2%	19.7%

	For the 14 Weeks Ended	For the 13 Weeks Ended	For the 53 Weeks Ended	For the 52 Weeks Ended
	December 31,	December 25,	December 31,	December 25,
	2017	2016	2017	2016
Selected Operating Data
Shop Activity:
Company-operated shops, end of period	437	411	437	411
Franchise shops, end of period	55	43	55	43
Revenue Data:
Company-operated comparable store sales	(2.4)%	0.1%	(3.8)%	1.4%

Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

& Selected Operating Data

(1)

This adjustment includes costs related to impairment of long-lived assets, loss on disposal of property and equipment and shop closure expenses. Shop closure expenses are recorded in general and administrative expenses in the consolidated statement of operations.

(2)

As a result of the departure of the former CEO, the Company incurred certain costs related to the transition. Transition costs were included in general and administrative expenses in the consolidated statements of operations and were related to the accelerated vesting of share-based compensation awards, salary related charges in accordance with the former CEO’s employment agreement and various other transition costs.

(3)	This adjustment relates to a one-time, non-recurring legal expense incurred to establish an accrual related to a Fair Labor Standards Act claim.
(4)	This adjustment includes the impact of the Tax Cuts and Jobs Act of 2017 and the impact of Accounting Standards Update 2016-09.
(5)

For the fourteen weeks ended December 31, 2017 and the thirteen weeks ended December 25, 2016, the tax impact associated with impairment and closures is based on effective tax rates of 35.0% and 29.6%, respectively. For the fifty-three weeks ended December 31, 2017 and fifty-two weeks ended December 25, 2016, the tax impact associated with impairment and closures is based on effective tax rates of 35.0% and 34.5%, respectively.